Exhibit 99.2

SELECTED PRO FORMA AND HISTORICAL FINANCIAL DATA

Unaudited Pro Forma Condensed Combined Statement of Operations of Ampco-Pittsburgh Corporation

(in thousands)

On March 3, 2016, Ampco-Pittsburgh Corporation (“Ampco” or the “Corporation”) acquired the stock of Åkers AB and certain of its affiliated companies, including Åkers AB’s 60% equity interest in a Chinese joint venture company (collectively, “Åkers”) from Altor Fund II GP Limited. The Corporation did not acquire Åkers’ former operations in France and Belgium. At the date of closing, and as indicated in the Current Report on Form 8-K filed on March 7, 2016, the preliminary closing purchase price approximated $75,109 and consisted of $29,399 in cash, subordinated promissory notes in the aggregate initial principal balance of $25,710 and a $20,000 converting note. Immediately following closing, the convertible note was converted into 1,776,604 shares of common stock of the Corporation which, based on the closing price of the Corporation’s common stock as of the date of closing, had a fair value of $22,137, an increase of $2,137 for a total of $77,246. The notes bear interest at 6.5%, compounding annually, with principal and interest payable at maturity on March 3, 2019.

The following Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2015 presents the combination of the results of operations of Ampco and Åkers as if the acquisition had been consummated on January 1, 2015, the beginning of the earliest period presented.

The results of operations for Ampco are consistent with those presented in its audited consolidated financial statements as of and for the year ended December 31, 2015. The results of operations for Åkers reflect amounts that have been “carved-out” from the unaudited combined statement of operations prepared by Åkers management for the year ended December 31, 2015 and include assumptions and allocations made to depict the business on a stand-alone basis. Accordingly, the statement of operations for Åkers may not necessarily be indicative of its results had it operated as a stand-alone entity during 2015. Additionally, adjustments were made to reflect accounting principles generally accepted in the United States (“U.S. GAAP”).

The Unaudited Pro Forma Condensed Combined Statement of Operations does not reflect the costs or benefits of any integration activities that may result.

The Unaudited Pro Forma Condensed Combined Statement of Operations should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Statement of Operations;

•	Ampco’s audited consolidated financial statements as of and for the year ended December 31, 2015, which are included in Ampco’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016; and

•	the audited combined balance sheets of Åkers as of September 30, 2015 and December 31, 2014 and 2013 and its audited combined statements of income and cash flows for the nine months ended September 30, 2015 and for the years ended December 31, 2014 and 2013, and the notes related thereto, which are filed as Exhibit 99.1 hereto.

AMPCO-PITTSBURGH CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2015

(in thousands)

	Historical		Pro Forma Adjustments
	Ampco	Åkers	Acquisition Adjustments (Note 2)			Financing Adjustments (Note 3)			Ampco Pro Forma Condensed Combined
Net sales	$238,480	$150,655	$—			$—			$389,135
Operating costs and expenses:
Cost of products sold (excluding depreciation)	196,091	131,008	(1,716)	[A	]	—			325,383
Selling and administrative	39,510	24,072	(2,828)	[B	]	—			60,754
Depreciation and amortization	11,787	6,731	2,328	[C	]	—			20,846
Credit for asbestos litigation	(14,333)	—	—			—			(14,333)
Loss on disposal of assets	378	—	—			—			378

Total operating expenses	233,433	161,811	(2,216)			—			393,028

Income (loss) from operations	5,047	(11,156)	2,216			—			(3,893)

Other income (expense):
Investment-related income	174	19	—			—			193
Interest expense	(226)	(4,900)	4,401	[D	]	(1,671)	[G	]	(2,396)
Other-net	(475)	(597)	—			—			(1,072)

Total other income (expense)	(527)	(5,478)	4,401			(1,671)			(3,275)

Income (loss) before income taxes and equity losses in Chinese joint venture	4,520	(16,634)	6,617			(1,671)			(7,168)
Income tax benefit (expense)	(2,633)	(9,687)	(983)	[E	]	585	[E	]	(12,718)
Equity losses in Chinese joint venture	(514)	—	—			—			(514)

Net income (loss)	1,373	(26,321)	5,634			(1,086)			(20,400)
Less: Net loss attributable to noncontrolling interest	—	(461)	7	[F	]	—			(454)

Net income (loss) attributable to Ampco-Pittsburgh	$1,373	$(25,860)	$5,627			$(1,086)			$(19,946)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.

AMPCO-PITTSBURGH CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

(in thousands)

On March 3, 2016, Ampco-Pittsburgh Corporation (“Ampco” or the “Corporation”) acquired the stock of Åkers AB and certain of its affiliated companies, including Åkers AB’s 60% equity interest in a Chinese joint venture company (collectively, “Åkers”) from Altor Fund II GP Limited. The Corporation did not acquire Åkers’ former operations in France and Belgium.

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations of Ampco for the year ended December 31, 2015 presents the combination of the results of operations of Ampco and Åkers as if the acquisition had been consummated on January 1, 2015, the beginning of the earliest period presented. The results of operations for Ampco are consistent with those presented in its audited financial statements as of and for the year ended December 31, 2015. The results of operations for Åkers reflect amounts that have been “carved-out” from the unaudited combined statement of operations prepared by Åkers management for the year ended December 31, 2015 and include assumptions and allocations made by Åkers management to depict the business on a stand-alone basis which they believe to be reasonable. Accordingly, the statement of operations for Åkers may not necessarily be indicative of its results had it operated as a stand-alone entity during 2015. Additionally, adjustments were made to reflect accounting principles generally accepted in the United States (“U.S. GAAP”).

The “pro forma adjustments” give effect to the adjustments described in these notes and are intended to reflect the impact of the acquisition on Ampco’s consolidated statement of operations. The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations is presented for illustrative purposes only and does not reflect the costs or benefits of any integration activities that may result.

The Unaudited Pro Forma Condensed Combined Statement of Operations was prepared using the acquisition method of accounting with Ampco considered the acquirer of Åkers. The unaudited historical combined statement of operations of Åkers has been adjusted to reflect certain reclassifications in order to conform to Ampco’s financial statement presentation.

An unaudited pro forma condensed combined balance sheet of the Corporation as of December 31, 2015 is not required to be provided since the acquisition is already reflected in the Corporation’s Form 10-Q for the quarterly period ended March 31, 2016.

Note 2. Acquisition Adjustments

The base purchase price as of the date of acquisition, subject to certain post-closing adjustments, approximated $77,246 and was comprised of $29,399 in cash, $25,710 in the form of a three-year note, and 1,776,604 shares of common stock of the Corporation which, based on the closing price of the Corporation’s common stock as of the date of closing, had a fair value of $22,137. The estimated fair value of assets acquired and liabilities assumed as of the date of acquisition is summarized below and subject to final adjustments primarily for intangible assets, pre-acquisition contingencies, deferred income taxes and residual goodwill.

Current assets (excluding inventories)	$40,703
Inventories	29,863
Property, plant and equipment	68,140
Intangible assets	15,972
Other noncurrent assets	7,391
Current liabilities	(66,651)
Noncurrent liabilities	(42,219)

Net assets acquired	53,199
Noncontrolling interest	(11,666)
Goodwill	35,713

Base purchase price	$77,246

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects the adjustments summarized below.

[A]	Cost of products sold (excluding depreciation and amortization) was decreased by $1,716 to reflect pension and other postretirement benefit costs in accordance with U.S. GAAP. This decrease was determined based on actuarial valuations for two U.S. defined benefit pension plans, two foreign retirement benefit plans and two other postretirement benefit plans that were assumed as part of the acquisition.

[B]	Selling and administrative expenses were reduced to remove direct, incremental acquisition-related costs, which were included in the historical results of operations of Ampco, of $2,828 due to their non-recurring nature. These costs primarily consist of professional and legal fees.

[C]	Depreciation and amortization were increased by $2,328 to include:

•	An increase in depreciation of $756 to recognize the additional expense associated with recording Åkers’ property, plant and equipment at fair value. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statement of Operations, the fair value of property, plant and equipment is being depreciated over an estimated weighted-average useful life of 10 years.

•	An increase in amortization expense of $1,572 associated with the estimated fair value of definite-lived intangible assets identified in the acquisition. These fair value estimates are provisional amounts based on third party valuations that are currently under review. The estimated fair value of acquired, definite-lived intangible assets consists of $6,400 for developed technology and $6,016 for customer relationships. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statement of Operations, the estimated fair value of definite-lived intangible assets is being amortized over an estimated weighted-average economic life of 12 years.

[D]	Interest expense was adjusted to eliminate $4,401 of debt-related expenses associated with Åkers’ previous debt facilities not assumed by the Corporation.

[E]	Income tax benefit (expense) reflects the tax effect of the indicated acquisition adjustments calculated using the applicable statutory tax rates in effect during the period.

[F]	Net loss attributable to noncontrolling interest decreased by $7 and reflects the net of lower depreciation resulting from recording the property, plant and equipment at fair value offset by amortization of definite-lived intangible assets attributable to the noncontrolling interest.

Note 3. Financing Adjustments

On March 3, 2016, upon consummation of the acquisition, Ampco issued three-year notes in the amount of $25,710. The notes bear interest at 6.5%, compounding annually, with principal and interest payable at maturity on March 3, 2019.

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects the adjustments summarized below.

[G]	Interest expense was increased by $1,671 to reflect interest incurred on the three-year notes issued in connection with the acquisition of Åkers.

[E]	Income tax benefit (expense) reflects the tax effect of the indicated financing adjustments calculated using the applicable statutory tax rates in effect during the period.